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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                     Computer Associates International, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/X/  No fee required.

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                                EXPLANATORY NOTE

Computer Associates International, Inc., a Delaware corporation ("Computer Associates", "CA" or the "Company"), is filing the materials contained in this
Schedule 14A with the Securities and Exchange Commission on July 31, 2001 in connection with the solicitation of proxies for electing the board of directors of Computer Associates at the 2001 annual meeting of Computer Associates' stockholders.

THE FOLLOWING ADVERTISEMENT WAS PUBLISHED IN THE WALL STREET JOURNAL ON JULY 31, 2001:

OUR COMPETITIVE STRENGTH

ATTENTION COMPUTER ASSOCIATES SHAREHOLDERS:

CA has become the world's fourth largest software firm by delivering value for you and for our customers and employees. In the last three years, we've generated over $4 billion in cash from operations and returned over $1.5 billion to shareholders in the form of dividends and share repurchases. Our stock price has risen over 75% year-to-date, outperforming the S&P 500, the Nasdaq Composite, Apple, Cisco, Compaq, Dell, EMC, Hewlett-Packard, IBM, Intel and Microsoft in a very difficult economic environment.*

In our view, one of CA's most significant competitive strengths is our ability to provide integrated solutions. We offer one of the industry's broadest portfolios of products. In fact, two-thirds of our customers take advantage of CA as a one-stop shop for multiple business operation needs.

Texas financier Sam Wyly's plan to break up CA is something our customers have said they don't want AND a step that, in our view, would ultimately reduce the value of your investment in CA.

We believe Wyly's plan would eliminate important synergies that exist among our sales, marketing and development operations. We believe it would also increase expenses and administrative duplications. Our customers want integrated solutions, but with divided business units, we think they would lose out on the speed and quality of service we now offer.

BUT DON'T TAKE OUR WORD FOR IT. HERE'S WHAT OTHERS ARE SAYING.**

"I LIKE THE WAY CA IS ORGANIZED TODAY, AND AS A CUSTOMER I DON'T SEE THE VALUE IN BREAKING THE COMPANY UP INTO FOUR PIECES."

         KEVIN TURNER, CIO, WAL-MART
         JULY 18, 2001

"IT'S BETTER FROM THE POINT OF VIEW OF A CUSTOMER FOR CA TO REMAIN ONE COMPANY."

         ARIEH BERGER, MANAGER OF OPERATIONS/



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         COMMUNICATIONS SYSTEMS, EL AL ISRAEL AIRLINES LTD.
         JULY 16, 2001

"THE PROPOSED PLAN SHOWS [WYLY] HAS A PROFOUND LACK OF KNOWLEDGE ABOUT WHAT THE COMPANY HAS TO OFFER ITS USERS. CA HAS BEEN IMPROVING, IMPROVING, IMPROVING."

         VALERIE O'CONNELL, ANALYST, ABERDEEN GROUP
         JULY 9, 2001

"I THINK [WYLY'S PLAN] IS A LOUSY IDEA... HOW IN THE WORLD WOULD THEY BE ABLE TO ALLOCATE RESOURCES? HOW WOULD THEY COORDINATE? SOMEONE IS GOING TO HAVE TO DECIDE WHICH MARKETS TO GO AFTER, AND TO THE EXTENT ONE DIVISION CONFLICTS WITH ANOTHER, HOW ARE THEY GOING TO HANDLE THAT?"

         JOHN O. WHITNEY, MANAGEMENT PROFESSOR,
         COLUMBIA UNIVERSITY BUSINESS SCHOOL
         JULY 16, 2001

[CA Logo]

Computer Associates

PROTECT YOUR INVESTMENT. SUPPORT EXISTING MANAGEMENT AND BOARD.
SIGN AND RETURN THE WHITE PROXY CARD.

For additional information, please call MacKenzie Partners, Inc. Toll-Free at 800-322-2885, or call D.F. King & Co., Inc. Toll-Free at 800-431-9642.

*Based on stock price appreciation from 12/29/00 - 7/27/01: CA (78%), S&P 500 (-9%), Nasdaq Compsite (-18%), Apple (27%), Cisco (-50%), Compaq (-5%), Dell (57%), EMC (-69%), Hewlett-Packard (-23%), IBM (23%), Intel (-3%), and Microsoft (51%). Figures from Factset.

**These quotations reflect the opinions and points of view of those quoted and are not necessarily statements of fact. To the extent that individual customers, independent industry researchers, or other experts are quoted in these proxy materials, it is the Company's policy to use reasonable efforts to verify the source and accuracy of the quote. The Company has not, however, sought or obtained the consent of the quoted source to the use of such quote as proxy soliciting material.